UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2016

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2016, Brown-Forman Corporation (“Brown-Forman”) entered into a 364-Day Credit Agreement dated as of such date with certain lenders party thereto, Barclays Capital, as Syndication Agent, Bank of America, N.A. and Citibank, N.A., as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent, and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”). This Credit Agreement is in addition to Brown-Forman’s existing $800,000,000 five-year credit agreement dated November 18, 2011 with U.S. Bank National Association, as Administrative Agent, and the other agents listed above.

The Credit Agreement provides a $400,000,000 364-day revolving credit commitment. The Credit Agreement allows Brown-Forman and certain of its subsidiaries to borrow funds on an unsecured basis, with all such borrowings due to be repaid no later than May 5, 2017. At Brown-Forman’s election, funds may be borrowed in U.S. dollars, Euro, Sterling or subject to certain customary conditions, other foreign currencies that are freely transferable and convertible into U.S. dollars. Brown-Forman may prepay loans made under the agreement at any time, subject to certain break funding payments.

Borrowings under the Credit Agreement will bear interest at a floating annual rate selected by Brown-Forman, which may be either a LIBO rate or an alternative base rate, in each case plus an applicable spread. The applicable spread will be determined on the basis of Brown-Forman’s debt ratings issued by credit rating agencies from time to time. The Credit Agreement contains conditions to funding, representations and warranties, affirmative covenants, negative covenants and applicable facility fees that are customary for these types of facilities.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Index:

Exhibit	Description

10.1	364-Day Credit Agreement, dated as of May 6, 2016, among Brown-Forman Corporation, certain lenders party thereto, Barclays Capital, as Syndication Agent, Bank of America, N.A. and Citibank, N.A. as Co-Documentation Agents, U.S. Bank National Association, as Administrative Agent, and U.S. Bank National Association, Barclays Capital, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Bookrunners.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

Date: May 6, 2016	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary